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                                                                    EXHIBIT 10.1

                                    GRID NOTE
                                       BY
                            QUEBECOR WORLD (USA) INC.

                                                                   MARCH 6, 2000
                                                          GREENWICH, CONNECTICUT

FOR VALUE RECEIVED, the undersigned, Quebecor World (USA) Inc. ("World") hereby promises to pay to the order of Quebecor Printing Delaware LLC ("QPDLLC"), or to the order of any successor thereto, at the principal office of QPDLLC, at Wilmington, Delaware or at such other place as shall be designated by the holder hereof from time to time, the unpaid principal amount of all advances made by QPDLLC, to World from time to time. World promises to pay interest on, March 6, 2000 and thereafter monthly, the unpaid principal amount of each such advance at the maturity thereof at the Prime + 1 % (which rate shall not exceed the maximum rate permitted by applicable law) at such office for the period commencing on the date such advance is made until such advance shall be paid in full, with interest on any interest (to the extent permitted by law) not paid when due at the same rate until paid. All such payments of principal and interest shall be made in lawful money of the United States of America and in immediately available funds.

All advances made by QPDLLC, the maturities thereof and all repayments of principal thereof shall be recorded by QPDLLC, and appropriate notations of evidence the foregoing information with respect to each such advance shall be endorsed by QPDLLC, on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of QPDLLC, to make such recordation or endorsement shall not affect the obligations of World, hereunder.

The occurrence of any of the following shall constitute an Event of Default hereunder:

1. Commencement of any proceeding under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganisation, or relief of debtors, by or against World. If such proceedings is not stayed or dismissed within 90 days from the date on which it is filed; or

2. The appointment of a trustee, receiver, custodian, liquidator or the like under any law relating to bankruptcy, insolvency, reorganisation, winding-up, or composition or adjustment of debts of, or a general assignment for the benefit of creditors of World.

Upon the occurrence of any Event of Default specified above, the entire unpaid principal amount of all advances evidenced hereby, plus accrued interest, shall automatically become immediately due and payable.

The undersigned promises to pay all costs and expenses, including reasonable attorneys fees and disbursements incurred in the collection and enforcement of this Note or any appeal of a judgement rendered thereon. The undersigned hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extend permitted by applicable law, the right to plead any statute of limitations as a defense to any demands hereunder.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF WILMINGTON, DELAWARE.

IN WITNESS WHEREOF WORLD has caused this Note to be executed and delivered by its duly authorised director, as of the day and year and at the place first above written.

                                  QUEBECOR WORLD (USA) INC.

                                  By:
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                                  By:
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